Exhibit 99.1

Protective Announces Completion of Acquisition By Dai-ichi Life

Release Date:

Sunday, February 1, 2015 4:01 pm EST

BIRMINGHAM, Ala.—(BUSINESS WIRE)—Protective Life Corporation (NYSE: PL) (“Protective”) today announced the completion of the acquisition of Protective by The Dai-ichi Life Insurance Company, Limited (“Dai-ichi Life”) in accordance with the terms of the previously announced Agreement and Plan of Merger dated June 3, 2014, among Protective, Dai-ichi Life and DL Investment (Delaware), Inc., a wholly owned subsidiary of Dai-ichi Life. As a result of the merger, each outstanding share of common stock of Protective was converted into the right to receive $70 per share in cash, and Protective has become a wholly owned subsidiary of Dai-ichi Life. Protective common stock has ceased trading, and will be delisted from the New York Stock Exchange.

Stockholders can visit www.protective.com for further information, including information regarding the payment of merger consideration.

ABOUT DAI-ICHI LIFE

The Dai-ichi Life Insurance Company, Limited (TSE:8750) is the second largest private life insurance company in Japan as measured by total assets as of March 31, 2014.

Founded on September 15, 1902, Dai-ichi Life was the oldest mutual insurance company in Japan until it was demutualized and listed on the Tokyo Stock Exchange on April 1, 2010.

As of March 31, 2014, total assets were ¥37.7 trillion (USD$366.3 billion) on a consolidated basis. Based in Tokyo, Dai-ichi Life has approximately 67,000 employees and 1,345 sales offices throughout Japan. It also has overseas life insurance businesses in Vietnam, Australia, Thailand, Indonesia and India as well as offices in New York, London, Hong Kong, Beijing and Shanghai.

For more information about Dai-ichi Life, please visit: http://www.dai-ichi-life.co.jp/english/.

ABOUT PROTECTIVE

Protective Life Corporation is headquartered in Birmingham, Alabama and traded on the New York Stock Exchange under the ticker symbol PL. The Company provides financial services through the production, distribution and administration of insurance and investment products throughout the U.S. It has annual revenues of approximately $4.0 billion and as of December 31, 2013 had assets of approximately $68.8 billion.

For more information on Protective, please visit www.protective.com.

Forward-looking Statements

Statements in this press release that relate to future results and events are forward-looking statements based on the Company’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

Actual events may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. Subsequent events and developments could cause the Company’s views to change. Although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may cause events to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission on February 28, 2014, under the heading “Item 1A—Risk Factors and Cautionary Factors that May Affect Future Results,” and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by the Company.

Contact:

The Dai-ichi Life Insurance Company, Limited
Investor Relations Center
Corporate Planning Department
+81 50 3780 6930
or
Protective Life Corporation
Eva Robertson, 205-268-3912
Vice President, Investor Relations